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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: DECEMBER 1996
DISTRIBUTION DATE: 1/15/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT
                                                                                                       Per $1,000 of
                                                                                                      Original Class A
                                                                                                        Certificate
                                                                                                          Amount
                                                                                                      ----------------

(i)   Principal Distribution                                                  $3,895,398.65              $7.634628

(ii)  Interest Distribution                                                     $114,305.36              $0.224028

(iii) Amount of Distribution allocable to the Yield Suppl. Amount                 $7,201.58
      Amount of Distribution allocable to the Shortfall (Excess) Amount          $12,476.31

(iv)  Monthly Servicing Fee                                                      $31,515.13              $0.061767
      Monthly Supplemental Servicing Fee                                              $0.00              $0.000000
      Class A Percentage of the Servicing Fee                                    $29,309.07              $0.057443
      Class A Percentage of the Supplemental Servicing Fee                            $0.00              $0.000000

(v)   Class A Principal Balance (end of Collection Period)                   $31,275,482.15
      Class A Pool Factor (end of Collection Period))                             6.1297110%
      Class B Principal Balance (end of Collection Period)                    $2,354,068.55

(vi)  Pool Balance (end of Collection Period)                                $33,629,550.70

(vii) Class A Interest Carryover Shortfall                                            $0.00              $0.000000
      Class A Principal Carryover Shortfall                                           $0.00              $0.000000

(viii)Amount otherwise distributable to Class B Certificateholders                    $0.00
      that is distributed to Class A Certificateholders

(ix)  Balance of the Reserve Fund Property (end of Collection Period)         $5,486,319.09

(x)   Aggregate Purchase Amount of Receivables repurchased by                         $0.00
      the Seller or the Servicer

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